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                                                                      EXHIBIT 5c

                                   ASSUMPTION

          AGREEMENT made as of February 28, 1998 between PNC Bank, N.A., a national banking association ("PNC Bank"), and PNC Institutional Management Corporation, a Delaware corporation ("PIMC").

          WHEREAS, Municipal Fund for California Investors, Inc. (the "Company") is registered as an open-end management investment company under the Investment Company Act of 1940;

          WHEREAS, PIMC is investment adviser pursuant to an Advisory Agreement dated July 28, 1988 between PIMC and the Company and PNC Bank is sub-adviser to the Company pursuant to a Sub-Advisory Agreement dated July 28, 1988 between PIMC and PNC Bank;

          WHEREAS, PNC Bank is transferring to PIMC the personnel engaged in, and the computer and other facilities used in performing, PNC Bank's obligations under Section 2 of the Sub-Advisory Agreement;

          WHEREAS, PIMC and PNC Bank desire to have PIMC assume the obligations of PNC Bank under the Sub-Advisory Agreement and to eliminate PIMC's obligation to pay for such sub-advisory services;

          NOW THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

          1. PIMC hereby assumes all obligations of PNC Bank under Section 2 of the Sub-Advisory Agreement, and PNC Bank acknowledges that compensation by PIMC to it provided in Section 6 of the Sub-Advisory Agreement shall terminate as the date hereof.

          IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                                  PNC INSTITUTIONAL MANAGEMENT
                                                  CORPORATION


                                                  By: /s/ Thomas H. Nevin
                                                      -------------------------
                                                      (Authorized Officer)



                                                  PNC BANK, N.A.


                                                  By: /s/ Paul B. Anderson
                                                      -------------------------
                                                      (Authorized Officer)